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                                  EXHIBIT 5.01

               OPINION AND CONSENT OF MUSICK, PEELER & GARRETT LLP


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                          _______________________, 2001


Board of Directors
American Shared Hospital Services
Four Embarcadero Center, Suite 3700
San Francisco, California 94111-4107


Gentlemen:

                We have acted as counsel to American Shared Hospital Services (the "Company") in connection with the filing of the registration statement on Form S-8 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the 250,000 shares of the Company's common stock, without par value (the "Common Stock"), issuable pursuant to the Company's 2001 Stock Option Plan (the "Plan"). In rendering the opinion expressed below, we have reviewed such matters, documents and law as we have deemed necessary for purposes of this opinion. As to the questions of fact material to such opinion, we have, when relevant facts were not independently established by us, relied on a certificate of the Company or its officers or of public officials. Based on and subject to the foregoing, it is our opinion that the shares of Common Stock, when issued in accordance with the Plan, will be legally issued, fully paid and nonassessable.

                We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

                We do not find it necessary for the purposes of this opinion, and, accordingly, we express no opinion as to the application of the securities or "Blue Sky" laws of the various states to the offer or sale of the shares.

                                            Very truly yours,

                                            /s/ MUSICK, PEELER & GARRETT LLP